UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2022

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVCO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

On March 28, 2022, Avalon GloboCare Corp. (the “Company”) entered into Securities Purchase Agreement with an accredited investor providing for the sale by the Company to the investor of a Convertible Note in the amount of $4,000,000 (the “2022 Convertible Note”). In addition to the 2022 Convertible Note, the investor will also receive a Stock Purchase Warrant (the “2022 Warrant”) to acquire an aggregate of 1,333,333 shares of common stock. The 2022 Warrants will be exercisable for five years at an exercise price of $1.25. The financing closed with respect to $2,669,521.60 of the financing on April 15, 2022. The Company and the investor expect to close on the balance of the $4,000,000 in funding no later than April 30, 2022. As a result of the first closing, the Company issued the investor a 2022 Convertible Note in the principal amount of $2,669,521.60 and a 2022 Warrant to acquire 889,840 shares of common stock.

The 2022 Convertible Note bears interest at 1% per annum payable at maturity and matures ten years from issuance. The investor may elect to convert all or part of the 2022 Convertible Note, plus accrued interest, at any time into shares of common stock of the Company at a conversion price equal to 95% of the average of the highest three trading prices for the common stock during the 20-trading day period ending one trading day prior to the conversion date but in no event will the conversion price be lower than $0.75 per share.

The investor agreed to restrict its ability to convert the 2022 Convertible Note and exercise the 2022 Warrants and receive shares of common stock such that the number of shares of common stock held by the investor after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. Further, the investor agreed to not sell or transfer any or all of the shares of common stock underlying the 2022 Convertible Note or the 2022 Warrant for a period of 90 days beginning on the closing date (the “Lock-Up Period”). Following the expiration of the Lock-Up Period, the investor has agreed to limit its sale or transfer of such shares of common stock to a maximum monthly amount equal to 20% of the shares of common stock issuable upon conversion of the 2022 Convertible Note. The Company agreed to use its reasonable best efforts to file a registration statement on Form S-3 (or other appropriate form) providing for the resale by the investor of the shares of common stock underlying the 2022 Convertible Note and the 2022 Warrant.

The offer, sale and issuance of the above securities was made to an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sale was made to an accredited investor and transfer of the 2022 Convertible Note, 2022 Warrant and the common stock issuable thereunder was and will be restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of the agreements, which are attached an exhibit to this Current Report on Form 8-K.  Readers should review the agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
10.1

Form of Securities Purchase Agreement dated March 28, 2022 (Incorporated by reference to Exhibit 10.47 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2022)

10.2	Form of Convertible Note – March 2022 (Incorporated by reference to Exhibit 10.48 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2022)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: April 18, 2022	By:	/s/ Luisa Ingargiola
Name: Luisa Ingargiola
Title: Chief Financial Officer